                                                                     Exhibit 5.2

June 8, 2001

Omnicare, Inc.
100 East RiverCenter Blvd., Suite 1600
Covington, KY  41011

Ladies and Gentlemen:

We have acted as counsel to each of the corporations and limited liability companies listed on Annex I hereto, each of which is organized under the laws of a state of the United States (collectively, the "Subsidiaries"), in connection with the offer by Omnicare, Inc., a Delaware corporation (the "Company") to exchange (the "Exchange Offer") up to $375,000,000 aggregate principal amount of Exchange Notes which will be registered under the Securities Act of 1933, as amended (the "Securities Act") for its existing 8 1/8% Senior Subordinated Notes due 2011 (the "Old Notes"), as described in the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, pursuant to an indenture dated as of March 20, 2001 (the "Indenture"), by and between the Company and SunTrust Bank (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Indenture is filed as an exhibit to the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

In connection with the opinions expressed in this letter, we have reviewed the Indenture (including the form of Exchange Notes and Notation of Guarantee contained thereon) and the corporate records and proceedings of each of the Subsidiaries. We also have investigated such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records, in each case as we have deemed necessary or appropriate for the purpose of expressing the opinions set forth herein. In addition, we have obtained and relied upon such certificates and assurances from officers and representatives of the Subsidiaries and public officials as we have deemed necessary for purposes of expressing the opinions contained herein.

In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity to the originals of all instruments presented to us as copies, the genuineness of all signatures, the competency of all individuals signing all instruments presented to us, the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof and, insofar as any opinion relates to agreements between the Company and third parties, the due and valid authorization, execution and delivery of such agreements by such third parties.

Omnicare, Inc.
June 8, 2001
Page 2

Based upon and subject to the foregoing, we are of the opinion that the guarantees to be endorsed on the Exchange Notes by each of the Guarantors have been duly authorized by each of them and, when the Exchange Notes are issued, authenticated and delivered by the Company and so endorsed by each of the Guarantors in accordance with the terms of the Exchange Offer and the Indenture, will be valid and legally binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

We are members of the Bar of the State of Ohio, and we express no opinion as to matters governed by the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Ohio, the Delaware General Corporation Law, the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware General Corporation Law, the Delaware Limited Liability Company Act and such applicable provisions of the Delaware Constitution) and the Kentucky Business Corporation Act. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is given as a legal opinion only and shall not be construed as a guaranty of the matters stated herein.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Thompson Hine LLP

                                     ANNEX 1

Name                                                             Domicile
----                                                             --------
AAHS ACQUISITION CORP                                     .         DE
ACCU-MED SERVICES, INC                                              DE
ACP ACQUISITION CORP.                                               DE
AMC-NEW YORK, INC.                                                  DE
AMC-TENNESSEE, INC.                                                 DE
BACH'S PHARMACY SERVICES, LLC                                       DE
BADGER ACQUISITION LLC                                              DE
BADGER ACQUISITION OF BROOKSVILLE LLC                               DE
BADGER ACQUISITION OF KENTUCKY LLC                                  DE
BADGER ACQUISITION OF MINNESOTA LLC                                 DE
BADGER ACQUISITION OF OHIO LLC                                      DE
BADGER ACQUISITION OF ORLANDO LLC                                   DE
BADGER ACQUISITION OF TAMPA LLC                                     DE
BADGER ACQUISITION OF TEXAS LLC                                     DE
BIO-PHARM INTERNATIONAL, INC.                                       DE
BPNY ACQUISITION CORP.                                              DE
BPTX ACQUISITION CORP.                                              DE
CAMPO'S MEDICAL PHARMACY, INC.                                      LA
CARE PHARMACEUTICAL SERVICES, INC.                                  DE
CHP ACQUISITION CORP.                                               DE
CIP ACQUISITION CORP.                                               DE
COMPSCRIPT, INC.                                                    FL
COMPSCRIPT - BOCA, INC.                                             FL
COMPSCRIPT - MOBILE, INC.                                           DE
CP ACQUISITION CORP.                                                OK
CREEKSIDE MANAGED CARE PHARMACY, INC.                               DE
CTLP ACQUISITION CORP.                                              DE
D & R PHARMACEUTICAL SERVICES, INC.                                 KY
ELECTRA ACQUISITION CORP.                                           DE
ENLOE DRUGS, INC.                                                   DE
EURO BIO-PHARM CLINICAL SERVICES, INC.                              DE
EVERGREEN PHARMACEUTICAL, INC.                                      WA
EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.                        CA
HMIS, INC.                                                          DE
HOME CARE PHARMACY, INC.                                            DE
HOME PHARMACY SERVICES, INC.                                        MO
HYTREE PHARMACY, INC.                                               OH
INTERLOCK PHARMACY SYSTEMS, INC.                                    MO
JHC ACQUISITION, INC.                                               DE
LANGSAM HEALTH SERVICES, INC.                                       DE

LCPS ACQUISITION LLC                                                DE
LO-MED PRESCRIPTION SERVICES, INC.                                  OH
LPI ACQUISITION CORP.                                               DE
MANAGED HEALTHCARE, INC.                                            DE
MED WORLD ACQUISITION CORP.                                         DE
MEDICAL ARTS HEALTH CARE, INC.                                      GA
MEDICAL SERVICES CONSORTIUM, INC.                                   FL
MOSI ACQUISITION CORP.                                              DE
NIHAN & MARTIN, INC.                                                DE
NIV ACQUISITION CORP.                                               DE
NORTH SHORE PHARMACY SERVICES, INC.                                 DE
OCR-RA ACQUISITION CORP.                                            DE
OFL CORP.                                                           DE
OMNIBILL SERVICES LLC                                               DE
OMNICARE CLINICAL RESEARCH, INC.                                    DE
OMNICARE CLINICAL RESEARCH, LLC                                     DE
OMNICARE MANAGEMENT COMPANY                                         DE
OMNICARE PENNSYLVANIA MED SUPPLY, LLC                               DE
OMNICARE PHARMACEUTICS, INC.                                        DE
OMNICARE PHARMACIES OF MAINE HOLDING COMPANY                        DE
OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC                       DE
OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.                      PA
OMNICARE PHARMACIES OF THE GREAT PLAINS
HOLDING COMPANY                                                     DE
OMNICARE PHARMACY AND SUPPLY SERVICES, INC.                         SD
OMNICARE PHARMACY OF  COLORADO LLC                                  DE
OMNICARE PHARMACY OF MAINE LLC                                      DE
OMNICARE PHARMACY OF MASSACHUSETTS LLC                              DE
OMNICARE PHARMACY OF NEBRASKA LLC                                   DE
OMNICARE PHARMACY OF SOUTH DAKOTA LLC                               DE
OMNICARE PHARMACY OF TENNESSEE LLC                                  DE
OMNICARE PHARMACY OF THE MIDWEST, INC.                              DE
PBM-PLUS, INC.                                                      WI
PHARMACON CORP.                                                     NY
PHARMACY ASSOCIATES OF GLENS FALLS, INC.                            NY
PHARMACY CONSULTANTS, INC.                                          SC
PHARM-CORP OF MAINE LLC                                             DE
PHARMED HOLDINGS, INC.                                              DE
PRN PHARMACEUTICAL SERVICES, INC.                                   DE
ROESCHEN'S HEALTHCARE CORP.                                         WI
ROYAL CARE OF MICHIGAN LLC                                          DE
SHC ACQUISITION CO, LLC                                             DE
SHORE PHARMACEUTICAL PROVIDERS, INC.                                DE
SOUTHSIDE APOTHECARY, INC.                                          NY
SPECIALIZED HOME INFUSION OF MICHIGAN LLC                           DE
SPECIALIZED PATIENT CARE SERVICES, INC.                             AL

SPECIALIZED PHARMACY SERVICES, INC.                                 MI
STERLING HEALTHCARE SERVICES, INC.                                  DE
SUPERIOR CARE PHARMACY, INC.                                        DE
SWISH, INC.                                                         DE
TCPI ACQUISITION CORP.                                              DE
THE HARDARDT GROUP, INC.                                            DE
THG ACQUISITION CORP.                                               DE
THREE FORKS APOTHECARY, INC.                                        KY
UC ACQUISITION CORP.                                                DE
VALUE HEALTH CARE SERVICES, INC.                                    DE
VALUE PHARMACY, INC.                                                MA
VITAL CARE  INFUSION SUPPLY, INC.                                   NY
WEBER MEDICAL SYSTEMS, INC.                                         DE
WESTHAVEN SERVICES CO.                                              OH
WILLIAMSON DRUG COMPANY, INCORPORATED                               VA
WINSLOW'S PHARMACY                                                  NJ

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